Exhibit 10.116

ENDO PHARMACEUTICALS HOLDINGS INC.

STOCK OPTION AGREEMENT

Option Shares	Exercise Price	Expiration Date	Type of Option
[INSERT]	[INSERT]	[INSERT]	INSERT ISO (or) NQ

1. Option Grant. On [INSERT ORIGINAL DATE], American Medical Systems Holdings, Inc. (“AMS”) granted to [INSERT PARTICIPANT NAME] (the “Participant”) an option to acquire shares of AMS common stock. On June 17, 2011, on the merger of AMS with a wholly-owned subsidiary of Endo Pharmaceuticals Holdings Inc. (the “Company”), option awards unvested at the time of the merger were converted into option awards, payable in Company common stock (“Stock”) on the same terms and conditions as were applicable to such unvested option awards immediately prior to the merger. This Notice certifies that, following such conversion, the Participant holds an option to acquire [INSERT # OF SHARES] shares (the “Option Shares”) of the Company’s common stock (the “Option”).

2. Subject to Plan. The Options have been granted under the American Medical Systems Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) and the terms of the Plan are incorporated herein by reference. In the event of any conflict or inconsistency between this Agreement and the Plan, the provisions of the Plan shall control. All capitalized terms used but not otherwise expressly defined in this Agreement shall have the meaning ascribed to them in the Plan.

3. Option Exercise Price. Each of the Options shall have a per share exercise price equal to the exercise price set forth above (the “Exercise Price”) and shall constitute either an “Incentive Stock Option” or a “Non-Statutory Stock Option,” as set forth on Exhibit A hereto.

4. Limitations on Exercise of Options.

(a) Except as otherwise provided in this Agreement or in the Plan, and for so long as the Participant remains in the employ or service of the Company or any Subsidiary, the Options shall vest and shall be exercisable as to the Option Shares during the term of employment or service in the amount of shares and on the dates set forth on Exhibit A hereto.

(b) The Committee shall have the authority to modify the vesting and exercisability of any or all of the then-unvested Options as and in the manner set forth in the Plan.

5. Termination of Employment or Service. Subject specifically to the authority of the Committee under Section 12.4 of the Plan:

(a) If prior to the Expiration Date, the Participant’s employment or other service with the Company and all Subsidiaries shall be terminated by reason of death or Retirement, the Options shall remain exercisable, to the extent exercisable as of the date of such termination, until the earlier of the Expiration Date or that date which is twelve (12) months after such date of such termination. Options not exercisable as of the date of such termination will be forfeited and terminate.

(b) If prior to the Expiration Date, the Participant’s employment or other service with the Company and all Subsidiaries shall be terminated by reason of Disability, the Options shall remain exercisable, to the extent exercisable as of the date of such termination, until the earlier of the Expiration Date or that date which is six (6) months after such date of such termination. Options not exercisable as of the date of such termination will be forfeited and terminate.

(c) If prior to the Expiration Date, the Participant’s employment or other service with the Company and all Subsidiaries shall be terminated (i) other than as described in Section 5(d) or by reason of death, Disability or Retirement, or (ii) because the Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of another Subsidiary), then all Options shall remain exercisable, to the extent exercisable as of the date of such termination, until the earlier of the Expiration Date or that date which is three (3) months after such date of such termination. Options not exercisable as of the date of such termination will be forfeited and terminate.

(d) If, prior to June 17, 2012, (i) the Company terminates the Participant’s employment or other service with the Company and all Subsidiaries for any reason other than death, Disability or Cause or (ii) the Participant terminates employment with the Company for Good Reason, then all Options shall vest and be immediately exercisable in full as of the date of such termination and shall remain exercisable until the earlier of the Expiration Date or that date which is three (3) months after such date of such termination.

(e) After the expiration of any exercise period described in any of Sections 5(a) through (d) above, the Options shall terminate together with all of the Participant’s rights hereunder, to the extent not previously exercised.

6. Effects of Actions Constituting Cause. Notwithstanding anything in this Agreement or the Plan to the contrary, in the event that the Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, this Agreement and all rights of the Participant under this Agreement and the Plan shall terminate and be forfeited without notice of any kind. The Committee may defer the exercise of the Options hereunder for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

7. Breach of Confidentiality, Non-Compete or Non-Solicitation. Notwithstanding anything in this Agreement or the Plan to the contrary, in the event that the Participant materially breaches the terms of any confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of the Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may require the Participant to surrender shares of Stock received, and to disgorge any profits made or realized, in connection with the Options or issued upon the exercise or vesting of the Options.

8. Manner of Option Exercise

(a) Notice. The Options shall be exercised by delivering written notice to the Company (Attention: HR Stock Administration Staff) stating the number of shares of Stock to be purchased, the person or persons in whose name the shares of Stock are to be registered and each such person’s address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable amounts withheld in accordance with Section 13 of the Plan.

(b) Payment. At the time of exercise of the Option, the Participant must pay the total purchase price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a promissory note (on terms acceptable to the Committee in its sole discretion) or a Broker Exercise Notice or Previously Acquired Shares, or by a combination of such methods. In the event the Participant is permitted to pay the total purchase price of the Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of the Option.

9. Rights as Stockholder. The Participant or a transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until he shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause the Participant promptly to become the holder of record of such shares), and, except as otherwise provided in the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder or record thereof.

10. Company; Participant.

(a) The term “Company” as used in this Agreement with reference to employment shall include the Company and its affiliates.

(b) Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, legal representatives or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

11. Disposition of Stock. The Participant agrees to notify the Company, in writing, within thirty (30) days of any disposition (whether by sale, exchange, gift or otherwise) of shares of Stock purchased under this Agreement, within two (2) years from the date of the granting of such Options or within one (1) year of the exercise of such Options.

12. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

ENDO PHARMACEUTICALS HOLDINGS INC.

By:

/S/ DAVID P. HOLVECK
Name:	David P. Holveck
Title:	President & Chief Executive Officer

David P. Holveck

Chief Executive Officer

Vesting Schedule

Date of Exercisability	# of Option Shares Available for Exercise
[INSERT DATE]	[INSERT # SHARES]
[INSERT DATE]	[INSERT # SHARES]
[INSERT DATE]	[INSERT # SHARES]
[INSERT DATE]	[INSERT # SHARES]

Total:	[INSERT # SHARES]